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                         TERMINATION BENEFITS AGREEMENT
                         ------------------------------


     AGREEMENT, dated this 24th day of April, 1996, between BRK Brands, Inc. (the "Company") and the undersigned executive whose name and address appear on the signature page hereto (the "Executive").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, the Company considers it important to the best interests of the Company and its affiliated corporations that the Executive be encouraged to maintain employment with the Company in an executive level position;

     WHEREAS, the Company considers it imperative to the best interests of the Company and its affiliated corporations that the Executive continue to be subject to certain restrictions concerning the activities which he may undertake for himself or others unrelated to the Company and its corporate affiliates; and

     WHEREAS, the Company anticipates that continuing to provide severance benefits will operate as an incentive for the Executive to maintain employment with the Company, and to refrain from activities contrary to the interests of the Company and its corporate affiliates;

     NOW, THEREFORE, to induce the Executive to maintain employment with the Company, and to induce the Executive to refrain from activities contrary to the interests of the Company and its corporate affiliates, the Company and the Executive agree as follows:

     1.   Circumstances Triggering Receipt Of Severance Benefits.
          ------------------------------------------------------

     The Company shall provide the Executive with the benefits set forth in
Section 4 of this Agreement if his employment is terminated by the Company during the term of this Agreement


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without cause attributable to the Executive. The Executive shall not be entitled to the benefits set forth in Section 4 if:

     a) the Executive voluntarily terminates his employment with the Company;

     b) the Executive dies or becomes incapacitated during the term of his employment;

     c) the Executive's employment is terminated by the Company for one or more of the following reasons:

     (1) The Executive has been convicted of, or has pleaded guilty or NOLO CONTENDERE to any felony or a crime involving moral turpitude;

     (2) The Executive has materially failed or refused to perform his duties hereunder and such material failure or refusal has continued for a period of ten (10) days following written notice of such failure or refusal in reasonable detail, it being understood that the Company's failure to achieve its business plan or projections shall not itself be considered a failure or refusal to perform duties;

     (3)  The Executive has breached any provision of Section 5 hereof; or

     (4) The Executive has committed any fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or other act of dishonesty or intentional malfeasance against the Company.

     2.   Notice Of Termination.
          ---------------------

     Termination of the Executive's employment with the Company by the Company or by the Executive shall be communicated by written "Notice of Termination" to the other party. The date the Executive ceases the performance of his duties with the Company shall be considered the "Termination Date."

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     3.   NONRENEWAL.
          ----------

     With the exception of the obligations set forth in Section 5, which shall be of a continuing nature, this Agreement shall not renew automatically and shall expire at the end of the term specified in Section 12 below unless both parties, in writing, agree to its renewal. To be effective, such renewal of this Agreement must set forth the term of the renewal period and be signed by both parties. Expiration of this Agreement shall not in and of itself serve to terminate Executive's employment with the Company and shall, in and of itself, give rise to no right to the benefits set forth in Section 4 below.

     4.   TERMINATION BENEFITS.
          --------------------

          a) Subject to the conditions set forth in Section 1 and as specified in this Section 4, the Executive shall be entitled to receive the following benefits:

               (1) PERIODIC PAYMENTS. The Executive shall be paid a monthly termination benefit in an amount equal to 1/12th of his annual base salary in effect as of the Termination Date less any applicable payroll or other taxes required by law to be withheld and any required employee contributions towards benefits pursuant to Company employee benefit plans ("monthly payment"). For purposes of this Agreement, "annual base salary" shall not include any cost of living adjustments, bonus payments, or other forms of supplementary compensation. Said monthly payments shall be paid on the last business day of each month beginning with the first month following the Termination Date. If the Executive complies with his obligations under Section 5 of this Agreement and is otherwise entitled to benefits under Section 1 of this Agreement, the Executive shall receive monthly payments until such time as he becomes employed (which term includes self employment), he dies, he becomes

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incapacitated or he has received a total of 12 monthly payments, whichever occurs first; provided, however, the Executive shall receive, if he complies with his obligations under Section 5 of this Agreement and is otherwise entitled to benefits under Section 1 of this Agreement, a minimum of three such monthly payments.

               (2) ACCRUED BUT UNUSED VACATION TIME. The Company shall pay to the Executive, in a lump sum within 31 days after the Termination Date, all vacation time accrued but unused by the Executive prior to the Termination Date.

               (3) INSURANCE BENEFITS. Subject to his payment of the employee contribution or share as specified in the Company's employee benefit plans and his continuing compliance with Section 5 of this Agreement, the Executive shall continue to participate to the same extent and level he was participating as of the Termination Date, in any life, accident, disability, health and dental insurance plans and other similar fringe benefits of the Company in effect on the Termination Date for a period of six months from the Termination Date unless the Executive obtains other employment prior to the expiration of six months in which event the Executive's participation in the foregoing benefit plans will terminate on such earlier date as he and any members of his family covered by the Company's benefit plans become eligible for coverage under any benefit plan offered to the Executive by virtue of such other employment.

               (4) OUTPLACEMENT. The Company will provide the Executive with outplacement services at a reasonable cost not to exceed $25,000.00, which services shall be provided through a reputable outplacement firm of the Company's choice in the El Paso/Juarez metropolitan area or such other area as the parties may agree. Executive acknowledges it is

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the Company's present intent to remove this subsection from this Agreement the next time this Agreement is considered for renewal.

               (5) AUTOMOBILE. The Company shall sell to the Executive the automobile which is provided for his use by the Company upon payment by the Executive of the wholesale value of said automobile as set forth in the most recent available edition of EDMUND'S USED CAR PRICES. Failure by the Executive to tender payment to the Company or to reach agreement with the Company upon a payment schedule with appropriate security within 30 days after the Termination Date shall terminate the Company's obligation to sell under this subsection 4(a)(4).

          b) It is understood and agreed that the Company's obligation to make monthly payments and to allow continuing participation in employee benefit plans as specified in subsections 4(a)(1) and (2) is contingent upon the Executive's continuing compliance with his obligations under Section 5. If the Company determines that the Executive has failed to comply with said obligations, it may cease making the monthly payments and cease any contribution for employee benefits and may further recover from the Executive any monthly payments made to and any monthly premium payments made for the Executive prior to the date of the Company's determination but after the Executive initially failed to comply.

          c) It is further understood and agreed that the Executive will promptly notify the Company if he obtains other employment and the Executive promises that he will return any monthly payment erroneously made to him prior to the Company's receipt of notification of Executive's other employment together with a reimbursement of any premium payment erroneously made on his behalf by the Company prior to its receipt of such notice.

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          d) Finally, it is agreed and understood that the monthly payments specified in Section 4(a)(1) shall be reduced by any unemployment or other severance benefits paid to the Executive by any governmental agency or the Company.

     5.   RESTRICTIONS ON ACTIVITIES.
          --------------------------

          a) COMPETITION. The Executive acknowledges that he has been employed by the Company in a key management capacity and will be employed by the Company in a key executive capacity which has given and will give him access to confidential information concerning the Company's products, suppliers, customers, manufacturing operations and research and development activities throughout the world, that the Company is engaged in a highly competitive business and that the success of the Company's business in the marketplace depends upon its goodwill, reputation for quality and dependability and the preservation of confidential information. The Executive further acknowledges and agrees that reasonable limits may be placed on his ability to compete against the Company as provided herein so as to protect and preserve the legitimate business interests and goodwill of the Company.

     During his employment with the Company and the Non-Competition Period (as defined below), the Executive will not (anywhere in the world where the Company or any of its divisions, subsidiaries or affiliates then conducts business) engage or participate in, directly or indirectly, as principal, agent, employee, employer, consultant, investor or partner, or assist in the management of, or own any stock or any other ownership interest in, any business which competes with the Company (as defined below). For purposes of this Agreement, a business shall be considered to compete with the Company only if it engages directly or indirectly in

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the business of designing, manufacturing, marketing, distributing or selling (1)
residential smoke detectors which are not capable of being monitored by an alarm control panel, (2) rechargeable lanterns and flashlights, (3) fire extinguishers, (4) night lights, (5) electromechanical or electronic timers which are stand alone devices and not part of a lighting control system, (6) passive infrared motion sensors which are not part of any lighting control or building control system, (7) fire-resistant storage boxes, (8) carbon monoxide detectors or (9) child safety or elder care products. Notwithstanding the foregoing, the Executive may own, directly or indirectly, less than 1% of the capital stock of any public corporation. For purposes of this Agreement, the "Non-Competition Period" shall mean the period of twelve (12) consecutive months immediately following the Termination Date, whether the Executive's termination from employment with the Company is voluntary or otherwise.

          b) NON-SOLICITATION OF EMPLOYEES, CUSTOMERS AND SUPPLIERS. The Executive acknowledges that by virtue of his employment with the Company he has had and will have the opportunity to develop knowledge of and relationships with the Company's employees, customers, and suppliers. The Executive further acknowledges that the Company's relationships with its employees, customers, and suppliers are critical to its ability to operate and its financial well-being.

     While employed by the Company and during the Non-Solicitation Period (as defined below), the Executive will not solicit, or attempt to solicit, any officer, director, consultant, executive or employee of the Company or any of its divisions, subsidiaries or affiliates to leave his or her engagement with the Company or such division, subsidiary or affiliate nor will

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he call upon, solicit, divert or attempt to solicit or divert from the Company or any of its divisions, subsidiaries or affiliates any party of whose name he was aware during the term of his employment with the Company and who is, was, or was solicited to become a customer of the Company or its divisions, subsidiaries or affiliates at any time during the course of the Executive's employment with the Company nor will he divert or attempt to divert from the Company or any of its divisions, subsidiaries or affiliates any supplier (or potential supplier of whose name he is aware) of the Company, its divisions, subsidiaries or affiliates; provided, however, that nothing in this Subsection 5(b) shall be deemed to prohibit the Executive from calling upon or soliciting a customer or supplier during the Non-Solicitation Period if such action relates solely to a business which does not compete with the Company. For purposes of this Agreement, the "Non-Solicitation Period" shall mean the period of thirty-six
(36) consecutive months immediately following the Termination Date whether the Executive's termination from employment with the Company is voluntary or otherwise.

          c) PROPRIETARY INFORMATION. By virtue of his employment by the Company, the Executive has had and will have access to confidential specifications, strategic or technical data, marketing research data, product research and development data, manufacturing techniques, confidential customer lists and sources of supply, and trade secrets, all of which are confidential and may be proprietary and are owned or used by the Company, its divisions, subsidiaries or affiliates. Such information shall hereinafter be called "Proprietary Information" and shall include any and all items enumerated in the preceding sentence and coming within the scope of the business of the Company or any of its divisions, subsidiaries or

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affiliates as to which the Executive may have had access, whether conceived or developed by others or by the Executive alone or with others during the period of his service to the Company, whether or not conceived or developed during regular working hours. Proprietary Information shall not include any records, data or information which are in the public domain during the period of service by the Executive, provided the same are not in the public domain as a consequence of disclosure directly or indirectly by the Executive in violation of this Agreement.

     The Executive agrees that Proprietary Information is of critical importance to the Company. The Executive has kept all Proprietary Information in a fiduciary capacity for the sole benefit of the Company. The Executive has not and shall not directly or indirectly disclose (except as required by law) to any person other than the Company or its employees authorized to receive such disclosure by the Company, or use for his own benefit or for the benefit of any other person or entity:

     (1)  any of the Company's trade secrets, at any time hereafter, and

     (2) any Proprietary Information as defined in Section 5(c) of this Agreement but which does not qualify as a trade secret under Illinois law, while he is employed by the Company and for a period of thirty-six (36) months following the Termination Date whether the Executive's termination from employment with the Company is voluntary or otherwise.

          d) NON-DISPARAGEMENT. The Executive further agrees that (i) he has not and will not, at any time following the date of this Agreement, take any action that will demean, disparage or criticize the Company, its subsidiaries, divisions or affiliates or any of their respective officers, employees, agents, directors or stockholders, and (ii) he has not and

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will not make any negative or adverse remarks whatsoever to any third party, including without limitation, actual or potential customers, distributors, sales representatives and investors of the Company and past, current or future employees and/or consultants of the Company, concerning the business, operations, technologies, products, services, marketing strategies, pricing policies, management, affairs and financial condition of the Company, its subsidiaries, divisions, affiliates and/or their successors, assigns, stockholders, officers, directors and employees; provided, however, the actions prohibited by (i) and (ii) above shall be permissible to the extent required by law and to the extent required for conducting internal employee performance appraisals or as required by the Chief Executive Officer or one or more directors of the Company for purposes of appraising the performance of the Company, its officers or employees.

          e) RETURN OF DOCUMENTS. The Executive agrees that upon his termination from the Company, whether voluntary or otherwise, the Executive shall deliver to the Company all notes, letters, documents and records which may contain Proprietary Information which are then in his possession or control and shall destroy any and all copies and summaries thereof not returned to the Company.

          f) ASSIGNMENT OF INVENTIONS. The Executive agrees to assign and transfer to the Company or its designee, without any separate remuneration or compensation, his entire right, title and interest in and to all Inventions in the Field (as defined below), together with all United States and foreign rights with respect thereto, and at the Company's expense to execute and deliver all appropriate patent and copyright applications for securing United States and foreign patents and copyrights on Inventions in the Field and to perform all lawful acts,

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including giving testimony, and to execute and deliver all such instruments that may be necessary or proper to vest all such Inventions in the Field and patents and copyrights with respect thereto in the Company, and to assist the Company in the prosecution or defense of any interference which may be declared involving any of said patent applications, patents, copyright applications or copyrights. For the purposes of this Agreement, the words "Inventions in the Field" shall include any discovery, process, design, development, improvement, application, technique, or invention, whether patentable or copyrightable or not and whether reduced to practice or not, conceived or made by the Executive, individually or jointly with others (whether on or off the Company's premises or during or after normal working hours) while in the employ of the Company, and which was or is directly or indirectly related to the business of the Company or any of its subsidiaries, divisions or affiliates, or which resulted or results from or was suggested by any work performed by any employee or agent thereof during the Executive's employment by the Company and for a period of thirty-six months following the Termination Date.

          g) ADDITIONAL PROTECTIONS. The obligations of the Executive under the foregoing subsections 5(a) through 5(f) shall be in addition to, and shall not limit, any other obligations of the Executive to the Company imposed either by law or agreement with respect to the matters set forth in this Section 5.

          h) REPRESENTATION. THE EXECUTIVE REPRESENTS AND WARRANTS THAT THE KNOWLEDGE, SKILLS AND ABILITIES HE POSSESSED AT THE TIME OF EXECUTION OF THIS AGREEMENT ARE SUFFICIENT TO PERMIT HIM TO EARN A LIVELIHOOD SATISFACTORY TO HIMSELF WITHOUT VIOLATING ANY

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PROVISION OF SECTION 5 HEREOF, FOR EXAMPLE, BY USING SUCH KNOWLEDGE, SKILLS AND
ABILITIES, OR SOME OF THEM, IN THE SERVICE OF A NON-COMPETITOR. THE EXECUTIVE FURTHER REPRESENTS AND WARRANTS THAT HIS ABILITY SO TO EARN A LIVELIHOOD SATISFACTORY TO HIMSELF DOES NOT DEPEND UPON HIS ABILITY TO OBTAIN COMPENSATION FOR HIS SERVICES AT, OR IN EXCESS OF, THE LEVEL AT WHICH HE WILL BE COMPENSATED BY THE COMPANY.

     6.   REMEDIES.
          --------

     It is specifically understood and agreed that any breach of the provisions of Section 5 of this Agreement will result in serious and irreparable injury to the Company's business and that the remedy at law alone will be an inadequate remedy for such breach, and that in addition to any other remedy it may have, the Company shall be entitled to obtain the specific performance of this Agreement by the Executive and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages. In addition to the foregoing, the Company shall have no obligation to make any payment or provide any benefit to the Executive under Section 4 of this Agreement on or after the date on which any breach of the provisions of Section 5 of this Agreement occurs and shall have the right to cease such payments and benefits.

     7.   NO OTHER BENEFITS.
          -----------------

Except as specifically provided in this Agreement, the Executive shall not be entitled to any compensation, severance or other benefits from the Company, its parent or any of their

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respective divisions, subsidiaries or affiliates in the event of the Executive's termination of employment for any reason.

     8.   LIMITATIONS ON PAYMENTS.
          -----------------------

     Anything herein to the contrary notwithstanding, in no event shall the present value of all payments made to the Executive by the Company hereunder which constitute "parachute payments" (within the meaning of Section 280(G)(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), without regard to clause A(ii) thereof), when aggregated with any other payments made by the Company to the Executive which constitute "parachute payments" (as so defined), exceed 299% of the Executive's "base amount" (within the meaning of said Section 280(G)) unless the applicable percentage of the holders of the Company's common stock outstanding as of the date of such payments shall approve such payments after appropriate disclosure. The Company agrees to make reasonable efforts to obtain such stockholder approval. For the purposes hereof, the "present value" of any payment shall be determined in accordance with
Section 280(G) of the Code.

     9.   SEVERABLE PROVISIONS.
          --------------------

     The provisions of this Agreement are severable and the invalidity of any one or more provisions shall not affect the validity of any other provision, except that if a court of competent jurisdiction invalidates or voids Section 5 of this Agreement or any portion thereof, the Company shall be entitled to discontinue any payments or benefits that would otherwise be provided under
Section 4 and the Executive shall forfeit his rights to the same. In the event that a court of competent jurisdiction, in the course of a proceeding to enjoin the Executive's violation of Section 5, shall determine that specific performance of any portion of Section 5 of

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this Agreement cannot be obtained in whole or in part because of the duration or scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to permit an order of specific performance, and that the Agreement in its reduced form shall be enforced to the full extent permitted by law.

     10.  NOTICES.
          -------

     All notices hereunder, to be effective, shall be in writing and shall be delivered by hand or mailed by certified mail, postage and fees prepaid, as follows:

     If to the Company:    BRK BRANDS, INC.
                           3901 Liberty Street Road
                           Aurora, IL 60504-8122
                           Attn:  Gary L. Lederer

     If to the Executive, to the address set forth below his name on the signature page hereto;

or to such other address as a party may notify the other pursuant to a notice given in accordance with this Section 10.

     11.  MISCELLANEOUS.
          -------------

          a) MODIFICATION. This Agreement constitutes the entire Agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral, except as specifically referenced herein. This Agreement may not be amended or revised except by a writing signed by both parties or by a court of competent jurisdiction as provided in Section 9 above.


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          b) WAIVER. No waiver by either party hereto at any time of (1) any breach by the other party hereto of any provision of this Agreement, or (2) compliance with any condition of this Agreement to be performed by such other party, shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time...

          c) ASSIGNMENT AND TRANSFER. This Agreement shall not be terminated by the merger or consolidation of the Company with any corporate or other entity or by the transfer of all or substantially all of the assets of the Company to any other person, corporation, firm or entity. The provisions of this Agreement shall be binding on and shall inure to the benefit of any such successor in interest to the Company. Neither this Agreement nor any of the rights, duties or obligations of the Executive shall be assignable by the Executive, nor shall any of the payments required or permitted to be made to the Executive by this Agreement be encumbered, transferred or in any way anticipated.

          d) CAPTIONS. Captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

          e) GOVERNING LAW. This Agreement shall be construed under and enforced in accordance with the laws of The State of Illinois.

     12. TERM OF AGREEMENT. This Agreement shall become effective as of the date first above written and shall terminate on June 30, 1997, unless renewed in writing by the parties in accordance with Section 3 except that Executive's obligations under Section 5 shall continue without regard to renewal.

     IN WITNESS WHEREOF, the parties hereto have duly executed

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and delivered this Agreement as of the date first above written.





The Executive                                 BRK Brands, Inc.

/s/ Fred W. Higgenbottom                      By: /s/ Gary L. Lederer
--------------------------                       -------------------------------
Fred W. Higgenbottom                               Gary L. Lederer
1748 Larry Hinson Place                            Senior Vice President and
El Paso, TX  79936                                 Chief Financial Officer




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